SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ___________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported) December 16, 2004

                         VELOCITY ASSET MANAGEMENT, INC.
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               (Exact name of registrant as specified in Charter)


           Delaware                      000-161570             65-0008442
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(State of Other Jurisdiction of         (Commission            (IRS Employer
        Incorporation)                    File No.)          Identification No.)


     48 S. Franklin Turnpike, 3rd Floor, Ramsey, NJ                07446
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        (Address of Principal Executive Offices)                 (Zip Code)


       Registrant's telephone number, including area code (201-760-1030)
                                                          --------------

                                      N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement

            On December 16, 2004, we entered into an Independent Consulting Agreement with The Del Mar Consulting Group, Inc., an unrelated California corporation (the "Consultant"), pursuant to which the Consultant agreed to provide certain specified public relations services for a period of one year. As compensation for such services, we agreed to issue to the Consultant, as a commencement bonus, 100,000 shares of our common stock and a non-qualified stock option to purchase 250,000 shares of our common stock exercisable for a five years at a price of $2.50 per share. The agreement also provides for the payment of specified finder's fees to the Consultant if we consummate a financing, merger or strategic or business relationship with a party introduced to us by the Consultant and not otherwise known to us. In connection with such agreement, two of our executive officers, W. Peter Ragan and W. Peter Ragan, Jr., granted an option to RB & AJ Associated Holdings, Inc., a corporation majority owned by Robert B. Prag, the President of the Consultant , to purchase for $13,600 warrants owned by Messrs. Ragan and Ragan to purchase an aggregate of 85,000 (42,500 from each) shares of our common stock at $1.04 per share. In addition, Messrs. Ragan and Ragan granted an option to Bryan Smyth, an employee of the Consultant, to purchase for $2,400 warrants owned by Messrs. Ragan and Ragan to purchase an aggregate of 15,000 (7,500 from each) shares of our common stock at $1.04 per share. Both options are exercisable until January 30, 2005.

            On December 31, 2004 and on January 3, 2005, effective November 30, 2004, we sold 560,167 Units to nine accredited investors, and 133,350 Units to three accredited investors, respectively, in a third and fourth closing of the private transaction previously reported on Form 8-K filed on October 7, 2004 and December 27, 2004. Each Unit is comprised of one share of our common stock and a warrant to purchase one-fifth of one share of our common stock for $2.50 per share exercisable during the next five years. The investors paid $1.50 per Unit, for aggregate gross proceeds of $1,040,275.50.

            The details of the issuance of the shares and the option to the Consultant and the sale of the Units, including all information required by Item
1.01. of this Current Report on Form 8-K (this "Report"), are set forth in Item
3.02. " Unregistered Sales of Equity Securities " below, the contents of which are incorporated by reference herein.


Item 3.02.  Unregistered Sales of Equity Securities

            On December 16, 2004, we agreed to issue to the Consultant, an accredited investor, 100,000 shares of our common stock and a non-qualified option to purchase 250,000 of our shares of common stock exercisable for a period of five years at a price of $2.50 per share. The shares and warrant were issued as a commencement bonus and are not refundable except in certain circumstances. The closing bid price of a share of our common stock on the OTC Bulletin Board on December 16, 2004 was $1.50 per.

            On December 31, 2004, we sold 560,167 Units to nine accredited investors in a third closing of the private transaction, and on January 3, 2005, we sold 133,350 Units to three accredited investors in a fourth and final closing of the private transaction. Each Unit is comprised of one share of our common stock and a warrant to purchase one-fifth of one share of our common stock for $2.50 per share exercisable during the next five years. The investors paid $1.50 per Unit, for aggregate gross proceeds of $1,040,275.50.

            These sales were the third and fourth (final) closing of a private placement of up to 3,500,000 Units authorized by our board of directors. In total, we sold 2,242,353 Units, for aggregate gross proceeds of $3,363,529.50.

            We agreed to register the resale of the shares of common stock issued in connection with the sale of the Units and the shares issuable upon the exercise of the warrants issued in connection with the sale of the Units. If we fail to do so within 180 days of November 30, 2004, then each investor will receive additional shares of common stock at the rate of 1% of the number of shares of common stock included in the Units purchased by such investor per full month thereafter that such registration statement is not effective.

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

            We issued the shares and warrant to the Consultant and sold the Units pursuant to certain exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended.


Item 9.01.  Financial Statements and Exhibits

            (a)  Not Applicable.

            (b)  Not Applicable.

            (c)  Exhibits.

                 Number     Description
                 ------     -----------

                   4.1      Form of Subscription Agreement*
                  10.1 Independent Consulting Agreement, dated December 16, 2004, between the Registrant and The Del Mar Consulting Group, Inc.
                  10.2      Non-qualified Stock Option Agreement, dated
                            December 16, 2004, between the Registrant and The Del Mar Consulting Group, Inc.

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* Incorporated by reference to Registrant's Form 8-K filed on October 7, 2004

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

                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              VELOCITY ASSET MANAGEMENT, INC.


                                              By: /s/ JOHN C. KLEINERT
                                                  ------------------------------
                                                  Name:  John C. Kleinert
                                                  Title: Chief Executive Officer

Dated: Janury 4, 2005

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